SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K
                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported): October 22, 2007



                           SCOTT'S LIQUID GOLD-INC.
          (Exact name of Registrant as specified in its charter)

   Colorado              001-13458              84-0920811
   (State or other         (Commission           (I.R.S. Employer
   jurisdiction of         File Number)          Identification No.)
   incorporation)

            4880 Havana Street, Denver, CO             80239

           (Address of principal executive offices) (Zip Code)

              Registrant's telephone number: (303) 373-4860

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]	Written communications pursuant to Rule 425 under the Securities
	Act (17 CFR 230.425)
[  ]	Soliciting material pursuant to Rule 14a-12 under the Exchange
	Act (17 CFR 240.14a-12)
[  ]	Pre-commencement communications pursuant to Rule 14d-2(b) under
	the Exchange Act (17 CFR 240.14d-2(b))
[  ]	Pre-commencement communications pursuant to Rule 13e-4(c) under
	the Exchange Act (17 CFR 240.13e-4(c))




Item 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR
		A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

	On October 22, 2007, the Audit Committee of the Board of Directors of Scott's Liquid Gold-Inc. concluded that our financial statements for the quarter ended March 31, 2007 and for the quarter and six months ended June 30, 2007, included in our quarterly reports on Form 10-QSB for those quarters, should be revised to reflect adjustments to our reserve for promotional activities which were deducted from gross sales for the quarter ended March 31, 2007. Accordingly, these financial statements and press releases on the results for these periods should not be relied upon.

	The adjustments concern a retailer specific consumer rebate program for purchases of our Alpha Hydrox products sold during a one-week period in March 2007 at a retail drug store chain. The rebate provided for a payment (through the retailer) to the consumer in the amount of the entire consumer purchase price and the reimbursement by us to the retailer of the full rebate amount plus a handling fee.
These 100% of retail priced rebate ("deep rebate") programs are sometimes used by manufacturers; however, we have never used in the past, and have no intention of using in the future, any such deep rebate program to promote our products. One of our regional sales managers, exceeding his authority and without the approval of our management, entered into this rebate program with the retail drug store chain and did not inform management of this arrangement. We learned about this rebate program during the third quarter when analyzing invoice deductions by the retailer. Recently, we learned that the total obligation under the rebate program is approximately $314,000.

	The addition of the approximately $314,000 to our reserve for promotional activities results in decreasing net sales and net accounts receivable by approximately $314,000, increasing loss from operations and net loss by this amount and decreasing retained earnings by the same amount, all as of March 31, 2007. There will then be corresponding changes to these items as of and for the six-months ended June 30, 2007.

	We are reviewing the impact of these events on the effectiveness of our disclosure controls and procedures at March 31, 2007. We have also made the following changes to our disclosure controls and procedures:

..	The addition of a National Sales Director, as an additional
level of review and approval over promotional budgets and program spending.

..	Enhanced budgeting procedures and additional periodic reviews of our promotional programs by our National Sales Director and executive management.

..	Enhanced follow up by our National Sales Director and corporate headquarters to insure that the Company has received all pertinent documentation for sales promotional proposals, commitments and contracts.

..	Required sales call reports, in written form, shortly after
sales appointments between Company personnel and our customer's buyer and/or purchasing personnel. This report would, among other things, summarize any commitments made on behalf of the Company or customer.

..	Quarterly, or more often if warranted, review by sales management and executive management of promotional commitments to insure accurate financial reporting.

	As a result of the adjustments, we will restate our financial statements mentioned above. We will amend our quarterly reports on Form 10-QSB for the periods ended March 31, 2007 and June 30, 2007 to include the restated financial statements as soon as practicable.

	Our Audit Committee and management discussed the matters described above with Ehrhardt Keefe Steiner & Hottman P.C., our independent accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           SCOTT'S LIQUID GOLD-INC.
                                           (Registrant)

Date: October 25, 2007                     /s/ Jeffry B. Johnson
                                           -
                                           By: Jeffry B. Johnson
                                           Chief Financial Officer and
                                           Treasurer